                                                                    EXHIBIT 10.6

                            CALIFORNIA FIRST, LTD.

                                      AND

                     ELECTRONIC PUBLISHING RESOURCES, INC.

                                     LEASE

                               SUMMARY OF LEASE

                            CALIFORNIA FIRST, LTD.


1.   DATE OF LEASE:

2.   LANDLORD:                               California First, Ltd.
                                             3945 Freedom Circle, Suite 640
                                             Santa Clara, California 95054

3.   TENANT:                                 Electronic Publishing Resources,
                                             Inc.

4.   PREMISES:                               460 Oakmead Parkway
                                             Sunnyvale, California

5.   SQUARE FEET:                            9,159 square feet

6.   PERMITTED USE:                          General office use and research and
                                             development uses

7.   TERM:                                   Three years

     (a)  SCHEDULED COMMENCEMENT DATE:       May 13, 1994

     (b)  SCHEDULED EXPIRATION DATE:         May 12, 1997

 8.  RENT:

     (a)  BASIC RENT:                        $   6,640.28 per month

     (b)  ADJUSTMENTS TO BASIC RENT:         None

     (c)  TENANT'S ESTIMATED SHARE OF        $   1,108.24 per month
          COMMON AREA CHARGES:

9.   SECURITY DEPOSIT:                       $   6,640.28


10.  PARKING SPACES PROVIDED:                Thirty-six (36)

11.  OTHER IMPORTANT PROVISIONS:             Option to Extend Term
                                             Right to First Refusal on
                                             Expansion Space
                                             First Right to Lease RFR Space
                                             Option to Terminate
                                             Reduced Rent


THIS SUMMARY OF LEASE IS INTENDED TO SUMMARIZE CERTAIN OR PROVISIONS IN THE ATTACHED LEASE, IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THIS SUMMARY AND THE LEASE, THE PROVISIONS OF THE LEASE SHALL GOVERN.

                               TABLE OF CONTENTS

ITEM                                                               PAGE
-----------------------------------------------------------------------

 1.    USE
 2.    TERM
 3.    POSSESSION
 4.    MONTHLY RENT
 5.    ADJUSTMENT OF BASIC RENT
 6.    RESTRICTION ON USE
 7.    COMPLIANCE WITH LAWS
 8.    ALTERATIONS
 9.    REPAIR AND MAINTENANCE
10.    LIENS
11.    INSURANCE
12.    UTILITIES AND SERVICE
13.    TAXES AND OTHER CHARGES
14.    ENTRY BY LANDLORD
15.    COMMON AREA; PARKING
16.    COMMON AREA CHARGES
17.    DAMAGE BY FIRE; CASUALTY
18.    INDEMNIFICATION
19.    ASSIGNMENT AND SUBLETTING
20.    DEFAULT
21.    LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT
22.    EMINENT DOMAIN
23.    NOTICE AND COVENANT TO SURRENDER
24.    TENANT'S QUITCLAIM
25.    HOLDING OVER
26.    SUBORDINATION
27.    CERTIFICATE OF ESTOPPEL
28.    SALE BY LANDLORD
29.    ATTORNMENT TO LENDER OR THIRD PARTY
30.    DEFAULT BY LANDLORD
31.    CONSTRUCTION CHANGES
32.    MEASUREMENT OF PREMISES
33.    ATTORNEY FEES
34.    SURRENDER
35.    WAIVER
36.    EASEMENTS; AIRSPACE RIGHTS
37.    RULES AND REGULATIONS
38.    NOTICES
39.    NAME
40.    GOVERNING LAW; SEVERABILITY
41.    DEFINITIONS
42.    TIME
43.    INTEREST ON PAST DUE OBLIGATIONS; LATE CHARGE

44.    ENTIRE AGREEMENT
45.    CORPORATE AUTHORITY
46.    RECORDING
47.    REAL ESTATE BROKERS
48.    EXHIBITS AND ATTACHMENTS
49.    ENVIRONMENTAL MATTERS
50.    SIGNAGE
51.    SUBMISSION OF LEASE
52.    TENANT IMPROVEMENTS
53.    ADDITIONAL RENT
54.    LANDLORD'S OPTION TO RELOCATE PREMISES
55.    OPTION TO EXTEND TERM
56.    RIGHT OF FIRST REFUSAL ON EXPANSION SPACE
57.    FIRST RIGHT TO LEASE RFR SPACE
58.    OPTION TO TERMINATE
59.    REDUCED RENT

                                     LEASE
                                     -----

     THIS LEASE is made this 28th day of April, 1994, by and between CALIFORNIA FIRST, LTD., a Florida limited partnership ("Landlord"), and ELECTRONIC PUBLISHING RESOURCES, INC., a Delaware corporation ("Tenant").

                             W I T N E S S E T H :

     Landlord leases to Tenant and Tenant leases from Landlord those certain premises outlined in red on Exhibit A (the "Premises") commonly known as 460 Oakmead Parkway, Sunnyvale, California, which Landlord and Tenant hereby agree consists of approximately nine thousand one hundred fifty-nine (9,159) square feet in California First, Ltd. (the "Project"). As used herein the term Project shall mean and include all of the land described in Exhibit B and all the buildings, improvements, fixtures and equipment now or hereafter situated on said land.

     Tenant covenants, as a material part of the consideration of this lease, to perform and observe each and all of the terms, covenants and conditions set forth below, and this lease is made upon the condition of such performance and observance.

     1.   USE

          Subject to the restrictions contained in paragraph 6 hereof, Tenant shall use the Premises for general office use and shall not use or permit the Premises to be used for any other purpose.

     2.   TERM

          (a) The term shall be for three (3) years (unless sooner terminated as hereinafter provided) and, subject to paragraphs 2(b) and 3, shall commence on May 13, 1994 and end on May 12, 1997.

          (b) Possession of the Premises shall not be deemed tendered and the term shall not commence until the first to occur of the following (on or after May 13, 1994):

               (1) One day after a final building permit acknowledging completion and permitting occupancy is granted by the proper governmental agency;

               (2) Upon the occupancy of the Premises by any of Tenant's operating personnel; or

               (3) Upon substantial completion of all work to be done by Landlord pursuant to Exhibit C to this lease, exclusive of telephones or other communication systems and punchlist items, or, if Landlord is prevented from or delayed in completing its work under

Exhibit C to this lease due to the acts or omissions of Tenant, then upon the date by which such work would have been substantially completed but for such acts or omissions by Tenant.

     3.   POSSESSION

          (a) If Landlord for any reason cannot deliver possession of the Premises to Tenant by the date of commencement set forth in paragraph 2(a), this lease shall not be void or voidable, Landlord shall not be liable to Tenant for any loss or damage on account thereof and, unless Landlord's failure to deliver possession of the Premises to Tenant by the scheduled commencement date set forth in paragraph 2(a) is caused by Tenant caused delays as defined in Exhibit C to this lease, Tenant shall not be liable for rent until the commencement of the term is determined in accordance with paragraph 2(b). If the term commences on a date other than the date specified in paragraph 2(a) above, then the parties shall immediately execute an amendment to this lease stating the actual date of commencement and the revised expiration date. The expiration date of the term shall be extended by the same number of days that Tenant's possession of the Premises was delayed from that set forth in paragraph 2(a).

          Notwithstanding the above, if Landlord is unable to deliver possession of the Premises by June 15, 1994 (plus the number of days of delay caused by Tenant or by strikes or other causes beyond Landlord's reasonable control), then Tenant may, at its option (exercisable only within ten (10) days following such date) and as its sole remedy terminate this lease; provided, however, if Tenant fails to timely exercise such right within such ten (10) days period, Tenant's right to terminate shall lapse. If Tenant elects to terminate this lease as provided in this paragraph, all amounts deposited with Landlord by Tenant shall be returned to Tenant and Landlord shall not be liable to Tenant for any loss, damage or expense resulting from Landlord's failure to deliver possession.

          (b) Tenant's inability or failure to take possession of the Premises when delivery is tendered by Landlord (with the improvements to be done pursuant to Exhibit C to this lease substantially completed) shall not delay the commencement of the term of this lease or Tenant's obligation to pay rent. Tenant acknowledges that Landlord shall incur significant expenses upon the execution of this lease, even if Tenant never takes possession of the Premises, including without limitation brokerage commissions and fees, legal and other professional fees, the costs of space planning and the costs of construction of improvements in the Premises. Tenant acknowledges that all of said expenses shall be included in measuring Landlord's damages should Tenant breach the terms of this lease.

     4.   MONTHLY RENT

          (a)  Basic Rent.  Tenant shall pay to Landlord as basic rent for the
               ----------
Premises, in advance and subject to adjustment as provided in paragraph 5, the sum of Six Thousand Six Hundred Forty and 28/100 Dollars ($6,640.28) on or before the first day of the first full calendar month of the term and on or before the first day of each and every successive calendar month. Basic rent for any partial month shall be payable in advance and shall be prorated at the rate of 1/30th of the monthly basic rent per day.

          (b)  Common Area Charges.  In addition to the above basic rent and as
               -------------------
additional rent, Tenant shall pay to Landlord, subject to adjustments and reconciliation as provided in paragraph 16 of this lease, the sum of One Thousand One Hundred Eight and 24/100 Dollars ($1,108.24) on or before the first day of the first full calendar month of the term and on the first day of each and every successive calendar month, said sum representing Tenant's estimated payment of its percentage share of common area charges as provided for in paragraph 16 of this lease. Payment of common area charges for any partial month shall be payable in advance and shall be prorated at the rate of 1/30th of the monthly payment of common area charges per day.

          (c)  Manner and Place of Payment.  All payments of basic rent and
               ---------------------------
common area charges shall be paid to Landlord, without deduction or offset, in lawful money of the United States of America, at the office of Landlord at 3945 Freedom Circle, Suite 640, Santa Clara, California 95054, or to such other person or place as Landlord may from time to time designate in writing.

          (d)  Third Month's Rent.  Concurrently with Tenant's execution of this
               ------------------
lease, Tenant shall deposit with Landlord the sum of Seven Thousand Seven Hundred Forty-Eight and 52/100 Dollars ($7,748.52) to be applied against the basic rent and common area charges for the third lease month of the term.

          (e)  Security Deposit.  Concurrently with Tenant's execution of this
               ----------------
lease, Tenant shall deposit with Landlord the sum of Six Thousand Six Hundred Forty and 28/100 Dollars ($6,640.28), which sum shall be held by Landlord as a security deposit for the faithful performance by Tenant of all of the terms, covenants and conditions of this lease to be kept and performed by Tenant. If Tenant defaults with respect to any provision of this lease, including but not limited to, the provisions relating to the payment of basic rent and common area charges, Landlord may (but shall not be required to) use, apply, or retain all or any part of this security deposit for the payment of any amount which Landlord may spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of default. If any portion of said deposit is so used, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in the amount sufficient to restore the security deposit to its original amount; Tenant's failure to do so shall be a material breach of this lease. Landlord shall not be required to keep this security deposit separate from its general funds and Tenant shall not be entitled to interest on such deposit. If Tenant is not in default at the expiration or termination of this lease, the security deposit or any balance thereof shall be returned to Tenant within thirty (30) days after Tenant has vacated the Premises. In the event of transfer of Landlord's interest in this lease, Landlord shall transfer said deposit to Landlord's successor in interest, and Tenant agrees that Landlord shall thereupon be released from liability for the return of such deposit or any accounting therefor.

     5.   ADJUSTMENT OF BASIC RENT

          Except as set forth in paragraph 59 below, there shall be no adjustments to basic rent during the initial term of this lease.

     6.   RESTRICTION ON USE

          Tenant shall not do or permit to be done in or about the Premises or the Project, nor bring or keep or permit to be brought or kept in or about the Premises or Project, anything which is prohibited by or will in any way increase the existing rate of, or otherwise affect, fire or any other insurance covering the Project or any part thereof, or any of its contents, or will cause a cancellation of any insurance covering the Project or any part thereof, or any of its contents. Tenant shall not do or permit to be done anything in or about the Premises or the Project which will constitute waste or which will in any way obstruct or unreasonably interfere with the rights of other tenants or occupants of the Project or injure or unreasonably annoy them, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in or about the Premises or the Project. No loudspeaker or other device, system or apparatus which can be heard outside the Premises shall be used in or at the Premises without the prior written consent of Landlord. Tenant shall not use the Premises in any manner that will cause or emit any objectionable odor, noise or light into the adjoining premises or Common Area. Tenant shall not do anything on the Premises that will cause damage to the Project and Tenant shall not overload the floor capacity of the Premises or the Project. No machinery, apparatus or other appliance shall be used or operated in or on the Premises that will in any manner injure, vibrate or shake the Premises. Landlord shall be the sole judge, of whether such odor, noise, light or vibration is such as to violate the provisions of this paragraph. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or the Project except in trash containers placed inside exterior enclosures designated for that purpose by Landlord, or where otherwise designated by Landlord; and no toxic or hazardous materials shall be disposed of through the plumbing or sewage system. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored or permitted to remain outside of the building proper. No retail sales shall be made on the Premises. Tenant shall comply with any covenant, condition or restriction ("C.C. & R.s") affecting the Premises.

     7.   COMPLIANCE WITH LAWS

          Tenant shall, in connection with its use and occupation of the Premises, at its sole cost and expense, promptly observe and comply with (i) all laws, statutes, ordinances and governmental rules, regulations and requirements of federal, state, county, municipal and other governmental authorities, now or hereafter in effect, which shall impose any duty upon Landlord or Tenant with respect to the use, occupancy or alteration to the Premises, (ii) with the requirements of any board of fire underwriters or other similar body now or hereafter constituted and (iii) with any direction or occupancy certificate issued pursuant to law by any public authority; provided, however, that no such failure shall be deemed a breach of these provisions if Tenant, immediately upon notification, commences to remedy or rectify said failure. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant (whether or not Landlord is a party thereto) that Tenant has violated any such law, statute, ordinance or governmental rule, regulation, requirement, direction or provision, shall be conclusive of that fact as between Landlord and Tenant. This lease shall remain in full force and effect notwithstanding any loss of use or other effect on Tenant's enjoyment of the Premises by reason of any governmental laws, statutes, ordinances, rules, regulations and requirements now or hereafter in effect.

     8.   ALTERATIONS

          Tenant shall not make or suffer to be made any alteration, addition or improvement to or of the Premises or any part thereof (collectively referred to herein as alterations") without (i) the prior written consent of Landlord, which shall not be unreasonably withheld, (ii) a valid building permit issued by the appropriate governmental authority and (iii) otherwise complying with all applicable laws, regulations and requirements of governmental agencies having jurisdiction and with the rules, regulations and requirements of any board of fire underwriters or similar body; provided, however, that alterations costing Five Thousand Dollars ($5,000) or less per lease year in the aggregate shall not require Landlord's prior consent, provided that such alterations comply with the terms of items (ii) and (iii) above, and Tenant informs Landlord prior to commencement of the alterations of (a) the nature of the alterations, (b) the cost thereof, and (c) the contractor performing the work. Landlord's consent to any requested alteration shall not create on the part of Landlord or cause Landlord to incur any responsibility or liability for such alteration's compliance with all laws, rules and regulations of federal, state, county, municipal and other governmental authorities. Any alteration made by Tenant (excluding moveable furniture and trade fixtures not attached to the Premises) shall at once become a part of the Premises and belong to Landlord. Without limiting the foregoing, all heating, lighting, electrical (including all wiring, conduit, outlets, drops, buss ducts, main and subpanels), air conditioning, partitioning, drapery and carpet installations made by Tenant, regardless of how attached to the Premises, together with all other alterations that have become an integral part of the Project in which the Premises are a part, shall be and become part of the Premises and belong to Landlord upon installation and shall not be deemed trade fixtures, and shall remain upon and be surrendered with the Premises at the termination of the lease.

          Any alteration made by Tenant shall be made by Tenant at its sole risk, cost and expense and only after Landlord's written approval of any contractor or person selected by Tenant for that purpose, and the same shall be made at such time and in such manner as Landlord may from time to time designate. Upon Tenant's prior written request, at the time Landlord consents to such alterations, Landlord shall inform Tenant as to whether Tenant will be required to remove such alterations at the termination of this lease. Tenant shall, if required by Landlord, secure at Tenant's cost a completion and lien indemnity bond for such work. Upon the expiration or sooner termination of the term, Landlord may, at its sole option, require Tenant, at Tenant's sole cost and expense, to promptly remove any such alteration made by Tenant and designated by Landlord to be removed, repair any damage to the Premises caused by such removal and restore the Premises to its condition existing prior to such alteration. Any moveable furniture and equipment or trade fixtures remaining on the Premises at the expiration or other termination of the term shall become the property of the Landlord unless promptly removed by Tenant.

          If during the term any alteration, addition or change of the Premises is required by law, regulation, ordinance or order of any public authority, Tenant, at its sole cost and expense, shall promptly make the same. If during the term any alterations, additions or changes to the Common Area or to the Project in which the Premises is located is required by law, regulation, ordinance or order of any public or quasi-public authority, and it is impractical in Landlord's judgment for the affected tenants to individually make such alterations, additions or changes, Landlord shall make such alterations, additions or changes and the cost thereof shall be a common area charge and Tenant shall pay its percentage share of such cost to Landlord as provided in paragraph 16.

     9.   REPAIR AND MAINTENANCE

          By entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair (excepting only the roof which Landlord covenants to replace with a new roof as set forth on Exhibit C hereto and "punchlist items"). Landlord represents that as of the commencement date, the heating, ventilating and air conditioning system, plumbing and electrical systems shall be in good working order and repair and Landlord hereby warrants that the same will remain in good working order and repair for a period of one hundred twenty (120) days following commencement of the term of this lease. Except as expressly provided below, Tenant shall at its sole cost keep and maintain the entire Premises and every part thereof including, without limitation, the windows, window frames, plate glass, glazing, elevators within the Premises, truck doors, doors and all door hardware, the interior walls and partitions, lighting and the electrical, mechanical, and plumbing systems. Tenant shall also repair and maintain the heating and air conditioning systems (unless Landlord has elected to keep and maintain the heating and air conditioning systems as provided below) which shall include, without limitation, a periodic maintenance agreement with a reputable and licensed heating and air conditioning service company. If Tenants use of the heating and air conditioning systems is limited to normal business hours (8:00 a.m. to 6:00 p.m.), such agreement shall provide for service at least as often as every 60 days; if Tenant's use of the heating or air conditioning systems extends beyond such normal business hours this service shall be as often as may be reasonably required by Landlord and in any event such service shall meet all warranty enforcement requirements of such equipment and comply with all manufacturer recommended maintenance, provided Landlord has furnished Tenant with such requirements and recommendations. Tenant shall notify Landlord of excess use of the HVAC systems beyond normal business hours that might require extra service. Landlord may elect, at its option, to keep and maintain the heating and air conditioning systems of the Premises and in such event, Tenant shall pay to Landlord upon demand the full cost of such maintenance.

          Subject to the provisions of paragraph 17, Landlord shall keep and maintain the roof, structural elements, and exterior walls of the buildings constituting the Project and Common Area in good order and repair. Tenant waives all rights under and benefits of California Civil Code Sections 1932(1), 1941, and 1942 and under any similar law, statute or ordinance now or hereafter in effect. The cost of the repairs and maintenance which are the obligation of Landlord hereunder, including without limitation, maintenance contracts and supplies, materials, equipment and tools used in such repairs and maintenance shall be a common area charge and Tenant shall pay its percentage share of such costs to Landlord as provided in paragraph 16; provided, however, that if any repairs or maintenance is required because of an act or omission of Tenant, or its agents, employees or invitees, Tenant shall pay to Landlord upon demand the full cost of such repairs or maintenance.

          Notwithstanding the above, Tenant shall not be responsible for (i) any maintenance or repair costs associated with the roof for a period of one (1) year after completion of the roof work required by paragraph 8 of Exhibit C, or
(ii) any maintenance or repair costs
associated with any structural elements (excluding the roof) or exterior walls of the buildings constituting the Project.

     10.  LIENS

          Tenant shall keep the Premises and the Project free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant, its agents, employees or contractors. Upon Tenant's receipt of a preliminary twenty (20) day notice filed by a claimant pursuant to California Civil Code Section 3097, Tenant shall immediately provide Landlord with a copy of such notice. Should Tenant have notice of any lien recorded against the Project, Tenant shall give immediate notice of such lien to Landlord. In the event that Tenant shall not, within ten (10) days following the imposition of such lien, cause the same to be released of record, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses (including attorneys' fees) incurred by it in connection therewith, shall be payable to Landlord by Tenant on demand with interest at the rate of twelve percent (12%) per annum or the maximum rate permitted by law, whichever is less. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper for the protection of Landlord, the Premises and the Project and any other party having an interest therein, from mechanics' and materialmen's liens and like liens. Tenant shall give Landlord at least fifteen (15) days prior notice of the date of commencement of any construction on the Premises in order to permit the posting of such notices. In the event Tenant is required to post an improvement bond with a public agency in connection with any work performed by Tenant on or to the Premises, Tenant shall include Landlord as an additional obligee.

     11.  INSURANCE

          Tenant, at its sole cost and expense, shall keep in force during the term (i) commercial general liability and property damage insurance with a combined single limit of at least $2,000,000 per occurrence insuring against personal or bodily injury to or death of persons occurring in, on or about the Premises or Project and any and all liability of the insureds with respect to the Premises or arising out of Tenant's maintenance, use or occupancy of the Premises and all areas appurtenant thereto, (ii) direct physical loss-special insurance covering the leasehold improvements in the Premises and all of Tenant's equipment, trade fixtures, appliances, furniture, furnishings, and personal property from time to time located in, on or about the Premises, with coverage in the amount of the full replacement cost thereof, and (iii) Worker's Compensation Insurance as required by law, together with employer's liability coverage with a limit of not less than $1,000,000 for bodily injury for each accident and for bodily injury by disease for each employee. Tenant's commercial general liability and property damage insurance and Tenant's Workers Compensation Insurance shall be endorsed to provide that said insurance shall not be cancelled or reduced except upon at least thirty (30) days prior written notice to Landlord. Further, Tenant's commercial general liability and property damage insurance shall be primary and shall be endorsed to provide that Landlord and McCandless Management Corporation, and their respective partners, officers, directors and employees and such other persons or entities as directed from time to time by Landlord shall be named as additional insureds for all liability using ISO Bureau Form CG20111185 (or a successor form) or such other endorsement form reasonably acceptable to Landlord; shall contain a severability of interest clause and a cross-liability endorsement; shall be endorsed to provide that the limits and aggregates apply per location using ISO Bureau Form CG25041185 (or a successor form) or such other endorsement form reasonably acceptable to Landlord; and shall be issued by an insurance company admitted to transact business in the State of California and rated A+VIII or better in Best's Insurance Reports (or successor report). The deductibles for all insurance required to be maintained by Tenant hereunder shall be satisfactory to Landlord. The commercial general liability insurance carried by Tenant shall specifically insure the performance by Tenant of the indemnification provisions set forth in paragraph 18 of this lease provided, however, nothing contained in this paragraph 11 shall be construed to limit the liability of Tenant under the indemnification provisions set forth in said paragraph 18. If Landlord or any of the additional insureds named on any of Tenant's insurance, have other insurance which is applicable to the covered loss on a contributing, excess or contingent basis, the amount of the Tenant's insurance company's liability under the policy of insurance maintained by Tenant shall not be reduced by the existence of such other insurance. Any insurance carried by Landlord or any of the additional insureds named on Tenant's insurance policies shall be excess and non-contributing with the insurance so provided by Tenant.

          Tenant shall, prior to the commencement of the term and at least thirty (30) days prior to any renewal date of any insurance policy required to be maintained by Tenant pursuant to this paragraph, provide Landlord with a completed Certificate of Insurance, using a form acceptable in Landlord's reasonable judgement, attaching thereto copies of all endorsements required to be provided by Tenant under this lease. Tenant agrees to increase the coverage or otherwise comply with changes in connection with said commercial general liability, property damage, direct physical loss and Worker's Compensation Insurance as Landlord's lender may from time to time reasonably require.

          Landlord shall obtain and keep in force a policy or policies of insurance covering loss or damage to the Premises and Project, in the amount of the full replacement value thereof, providing protection against those perils included within the classification of "all risk" insurance, with increased cost of reconstruction and contingent liability (including demolition), plus a policy of rental income insurance in the amount of one hundred percent (100%) of twelve
(12) months' rent (including sums paid as additional rent) and such other insurance as Landlord or Landlord's lender may from time to time require. Landlord may, but shall not be obligated to unless required by law, obtain flood and/or earthquake insurance. Landlord shall have no liability to Tenant if Landlord elects not to obtain flood and/or earthquake insurance unless such insurance is required by law. The cost of all such insurance purchased by Landlord, plus any charges for deferred payment of premiums and the amount of any deductible incurred upon any covered loss within the Project, shall be common area charges and Tenant shall pay to Landlord its percentage share of such costs as provided in paragraph 16. If the cost of insurance is increased due to Tenant's use of the Premises, then Tenant shall pay to Landlord upon demand the full cost of such increase.

          Landlord and Tenant hereby mutually waive any and all rights of recovery against one another for real or personal property loss or damage occurring to the Premises or the Project, or any part thereof, or to any personal property therein, from perils insured against under fire and extended insurance and any other property insurance policies existing for the benefit of the respective parties so long as such insurance permits waiver of liability and contains a waiver of subrogation without additional premiums.

          If Tenant does not take out and maintain insurance as required pursuant to this paragraph 11, Landlord may, but shall not be obligated to, after ten (10) days written notice to Tenant, or in the event that such insurance has lapsed, expired or been cancelled, take out the necessary insurance and pay the premium therefor, and Tenant shall repay to Landlord promptly on demand, as additional rent, the amount so paid. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as additional rent, any and all reasonable expenses (including attorney fees) and damages which Landlord may sustain by reason of the failure of Tenant to obtain and maintain such insurance, it being expressly declared that the expenses and damages of Landlord shall not be limited to the amount of the premiums thereon.

     12.  UTILITIES AND SERVICE

          Tenant shall pay for all water, gas, light, heat, power, electricity, telephone, trash pickup, sewer charges and all other services supplied to or consumed on the Premises. In the event that any service is not separately metered or billed to the Premises, the cost of such utility service or other service shall be a common area charge and Tenant shall pay its percentage share of such cost to Landlord as provided in paragraph 16. In addition, the cost of all utilities and services furnished by Landlord to the Common Area shall be a common area charge and Tenant shall pay its percentage share of such cost to Landlord as provided in paragraph 16.

          If Tenant's use of any such utility or service is materially in excess of the average furnished to the other tenants of the Project, and such utility or service is not separately metered, then Tenant shall pay to Landlord upon demand, as additional rent, the full cost of such excess use, or Landlord may cause such utility or service to be separately metered, in which case Tenant shall pay the full cost of such utility or service and reimburse Landlord upon demand for the cost of installing the separate meter.

          Landlord shall not be liable for, and Tenant shall not be entitled to any abatement or reduction of rent by reason of, the failure of any person or entity to furnish any of the foregoing services when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, governmental moratoriums, regulations or other governmental actions, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. In addition, Tenant shall not be relieved from the performance of any covenant or agreement in this lease because of any such failure, and no eviction of Tenant shall result from such failure.

     13.  TAXES AND OTHER CHARGES

          All real estate taxes and assessments and other taxes, fees and charges of every kind or nature, foreseen or unforeseen, which are levied, assessed or imposed upon Landlord and/or against the Premises, building, Common Area or Project, or any part thereof by any federal, state, county, regional, municipal or other governmental or quasi-public authority, together with any increases therein for any reason, shall be a common area charge and Tenant shall pay its percentage share of such costs to Landlord as provided in paragraph 16. By way of illustration and not limitation, "other taxes, fees and charges" as used herein include any and all taxes payable by Landlord (other than state and federal personal or corporate income taxes measured by the net income of Landlord from all sources, and premium taxes), whether or not now customary or within the contemplation of the parties hereto, (i) upon, allocable to, or measured by the rent payable hereunder, including, without limitation, any gross income or excise tax levied by the local, state or federal government with respect to the receipt of such rent, (ii) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any part thereof, (iii) upon or measured by the value of Tenant's personal property or leasehold improvements located in the Premises, (iv) upon this transaction or any document to which Tenant is a party creating or transferring an interest or estate in the Premises, (v) upon or with respect to vehicles, parking or the number of persons employed in or about the Project, and (vi) any tax, license, franchise fee or other imposition upon Landlord which is otherwise measured by or based in whole or in part upon the Project or any portion thereof. If Landlord contests any such tax, fee or charge, the cost and expense incurred by Landlord thereby (including, but not limited to, costs of attorneys and experts) shall also be common area charges and Tenant shall pay its percentage share of such costs to Landlord as provided in paragraph 16. In the event the Premises and any improvements installed therein by Tenant or Landlord are valued by the assessor disproportionately higher than those of other tenants in the building or Project or in the event alterations or improvements are made to the Premises, Tenant's percentage share of such taxes, assessments, fees and/or charges shall be readjusted upward accordingly and Tenant agrees to pay such readjusted share. Such determination shall be made by Landlord from the respective valuations assigned in the assessor's work sheet or such other information as may be reasonably available and Landlord's determination thereof shall be conclusive.

          Tenant agrees to pay, before delinquency, any and all taxes levied or assessed during the term hereof upon Tenant's equipment, furniture, fixtures and other personal property located in the Premises, including carpeting and other property installed by Tenant notwithstanding that such carpeting or other property has become a part of the Premises. If any of Tenant's personal property shall be assessed with the Project, Tenant shall pay to Landlord, as additional rent, the amount attributable to Tenant's personal property within ten (10) days after receipt of a written statement from Landlord setting forth the amount of such taxes, assessments and public charges attributable to Tenant's personal property.

     14.  ENTRY BY LANDLORD

          Landlord reserves, and shall at all reasonable times have, the right to enter the Premises (i) to inspect the Premises, (ii) to supply services to be provided by Landlord hereunder, (iii) to show the Premises to prospective purchasers, lenders or tenants and to put 'for sale' or 'for lease' signs thereon, (iv) to post notices required or allowed by this lease or by law, (v) to alter, improve or repair the Premises and any portion of the Project, and
(vi) to erect scaffolding and other necessary structures in or through the Premises or the Project where reasonably required by the character of the work to be performed. Absent Landlord's gross negligence or willful misconduct, Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising from Landlord's entry and acts pursuant to this paragraph and Tenant shall not be entitled to an abatement or reduction of rent if Landlord exercises any rights reserved in this paragraph. For each of the foregoing purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, on and about the Premises (excluding Tenant's vaults, safes and similar areas designated in writing by Tenant in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry by Landlord to the Premises pursuant to this paragraph shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.

          Notwithstanding the foregoing, and except in the case of emergency (such as fire or other similarly dangerous condition), Landlord shall give Tenant at least twenty-four (24) hours prior notice of its intent to enter the Premises, and such entry shall be subject to the reasonable security requirements of Tenant (including that, Landlord must at all times be accompanied by a Designated Representative (hereafter defined) of Tenant and, if reasonably possible, during business hours. A Designated Representative shall be a person on a list provided by Tenant to Landlord, and signed by the CEO of Tenant. Said list shall be delivered to Landlord by the date Tenant takes possession of the premises. This list may be modified from time to time in writing by the CEO of the Tenant and such list shall provide no fewer than three
(3) names of Designated Representatives.

     15.  COMMON AREA; PARKING

          Subject to the terms and conditions of this lease and such rules and regulations as Landlord may from time to time prescribe, Tenant and Tenant's employees and invitees shall, in common with other occupants of the Project, and their respective employees and invitees and others entitled to the use thereof, have the nonexclusive right to use the access roads, parking areas and facilities within the Project provided and designated by Landlord for the general use and convenience of the occupants of the Project which areas and facilities shall include, but not be limited to, sidewalks, parking, refuse, landscape and plaza areas, roofs and building exteriors, which areas and facilities are referred to herein as "Common Area". This right shall terminate upon the termination of this lease.

          Landlord reserves the right from time to time to make changes in the shape, size, location, amount and extent of the Common Area. Landlord shall also have the right at any time to change the name, number or designation by which the Project is commonly known. Landlord further reserves the right to promulgate such rules and regulations relating to the use of the Common Area, and any part thereof, as Landlord may deem appropriate for the best interests of the occupants of the Project. The rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant and Tenant shall abide by them and cooperate in their observance. Such rules and regulations may be amended by Landlord from time to time, with or without advance notice.

          Tenant shall have the nonexclusive use of thirty-six (36) parking spaces in the Common Area as designated from time to time by Landlord, six (6) of which shall be labeled "Visitor," in a location mutually acceptable to both Landlord and Tenant. Landlord reserves the right at its sole option to assign and label parking spaces, but it is specifically agreed that

Landlord is not responsible for policing any such parking spaces. Tenant shall not at any time park or permit the parking of Tenant's trucks or other vehicles, or the trucks or other vehicles of others, adjacent to loading areas so as to interfere in any way with the use of such areas; nor shall Tenant at any time park or permit the parking of Tenant's vehicles or trucks, or the vehicles or trucks of Tenant's suppliers or others, in any portion of the Common Area not designated by Landlord for such use by Tenant. Tenant shall not park or permit any inoperative vehicle or equipment to be parked on any portion of the Common Area.

          Landlord shall operate, manage and maintain the Common Area. The manner in which the Common Area shall be operated, managed and maintained and the expenditures for such operation, management and maintenance shall be at the sole discretion of Landlord. The cost of such maintenance, operation and management of the Common Area, including but not limited to landscaping, repair of paving, parking lots and sidewalks, security and exterminator services and salaries and employee benefits (including union benefits) of on-site and accounting personnel engaged in such maintenance and operations management, shall be a common area charge and Tenant shall pay to Landlord its percentage share of such costs as provided in paragraph 16.

     16.  COMMON AREA CHARGES

          Tenant shall pay to Landlord, as additional rent, an amount equal to 31.19% of the total common area charges as defined below. Tenant's percentage share of common area charges shall be paid as follows:

          Tenant's estimated monthly payment of common area charges payable by Tenant during the calendar year in which the term commences is set forth in paragraph 4(b) of this lease. Prior to the commencement of each succeeding calendar year of the term (or as soon as practicable thereafter), Landlord shall deliver to Tenant a written estimate of Tenant's monthly payment of common area charges. Tenant shall pay, as additional rent, on the first day of each month during the term in accordance with paragraph 4(b) of the lease, its monthly share of common area charges as estimated by Landlord. Within one hundred twenty (120) days of the end of each calendar year and of the termination of this lease (or as soon as practicable thereafter), Landlord shall deliver to Tenant a statement of actual common area charges incurred for the preceding year. If such statement shows that Tenant has paid less than its actual percentage then Tenant shall on demand pay to Landlord the amount of such deficiency. If Tenant fails to pay such deficiency due within ten (10) days after demand, Tenant shall pay an additional five percent (5%) of the amount due as a penalty. If such statement shows that Tenant has paid more than its actual percentage share then Landlord shall, at its option, promptly refund such excess to Tenant or credit the amount thereof to the rent next becoming due from Tenant. Landlord reserves the right to revise any estimate of common area charges if actual or projected common area charges show an increase or decrease in excess of 10% from any earlier estimate for the same period. In such event, Landlord shall deliver the revised estimate to Tenant, together with an explanation of the reasons therefor, and Tenant shall revise its payments accordingly. Landlord's and Tenant's obligation with respect to adjustments at the end of the term or earlier expiration of this lease shall survive such termination or expiration.

          As used in this lease, "common area charges" shall include, but not be limited to, (i) all items identified in paragraphs 8, 9, 11, 12, 13 and 15 as being common area charges; (ii) amortization of such capital improvements having a useful life greater than one year as Landlord may have installed for the purpose of reducing operating costs and/or except as set forth herein, to comply with all laws, rules and regulations of federal, state, county, municipal and other governmental authorities now or hereinafter in effect (Tenant's share of any such capital improvement shall equal Tenant's proportionate share of the fraction of the cost of such capital improvement equal to the remaining term of the lease over the useful life of such capital improvement); (iii) salaries and employee benefits (including union benefits) of personnel engaged in the operation and maintenance of the Project (or the building in which the Premises are located) and payroll taxes applicable thereto; (iv) supplies, materials, equipment and tools used or required in connection with the operation and maintenance of the Project; (v) licenses, permits and inspection fees; (vi) a reasonable reserve for repairs and replacement of equipment used in the maintenance and operation of the Project; (vii) all other operating costs incurred by Landlord in maintaining and operating the Project; and (viii) an amount equal to five percent (5%) of the actual expenditures for the aggregate of all other common area charges as compensation for Landlord's accounting and processing services (so long as the salaries of the persons performing such services are not included as a specific common area charge).

          Notwithstanding the above, Tenant's proportionate share of common area charges shall not exceed the following:

          1994       $  .059 per square foot per month

          1995       $  .061 per square foot per month

          1996       $  .063 per square foot per month

          1997       $  .066 per square foot per month

          Tenant's proportionate share of real estate taxes shall not exceed the following:

          1994       $  .062 per square foot per month

          1995       $  .063 per square foot per month

          1996       $  .065 per square foot per month

          1997       $  .066 per square foot per month

     17.  DAMAGE BY FIRE; CASUALTY

          In the event the Premises are damaged by any casualty which is covered under an insurance policy required to be maintained by Landlord pursuant to paragraph 11, Landlord shall be entitled to the use of all insurance proceeds and shall repair such damage as soon as reasonably possible and this lease shall continue in full force and effect.

          In the event the Premises are damaged by any casualty not covered under an insurance policy required to be maintained pursuant to paragraph 11, Landlord may, at Landlord's option, either (i) repair such damage, at Landlord's expense, as soon as reasonably possible, in which event this lease shall continue in full force and effect, or (ii) give written notice to Tenant within thirty (30) days after the date of the occurrence of such damages of Landlord's intention to cancel and terminate this lease as of the date of the occurrence of the damages; provided, however, that if such damage is caused by an act or omission of Tenant or its agent, servants or employees, then Tenant shall repair such damage promptly at its sole cost and expense. In the event Landlord elects to terminate this lease pursuant hereto, Tenant shall have the right within ten
(10) days after receipt of the required notice to notify Landlord in writing of Tenant's intention to repair such damage at Tenant's expense, without reimbursement from Landlord, in which event this lease shall continue in full force and effect and Tenant shall proceed to make such repairs as soon as reasonably possible. If Tenant does not give such notice within the ten (10) day period, this lease shall be cancelled and terminated as of the date of the occurrence of such damage. Under no circumstances shall Landlord be required to repair any injury or damage to (by fire or other cause), or to make any restoration or replacement of, any of Tenant's personal property, trade fixtures or property leased from third parties, whether or not the same is attached to the Premises.

          If the Premises are totally destroyed during the term from any cause (including any destruction required by any authorized public authority), whether or not covered by the insurance required under paragraph 11, this lease shall automatically terminate as of the date of such destruction, unless the parties agree otherwise.

          If the Premises are partially or totally destroyed or damaged and Landlord or Tenant repair them pursuant to this lease, the rent payable hereunder for the period during which such damage and repair continues shall be abated only in proportion to the square footage of the Premises rendered untenantable to Tenant by such damage or destruction. Tenant shall have no claim against Landlord for any damage, loss or expense suffered by reason of any such damage, destruction, repair or restoration. The parties waive the provisions of California Civil Code sections 1932(2) and 1933(4) (which provisions permit the termination of a lease upon destruction of the leased premises), and hereby agree that the provisions of this paragraph 17 shall govern in the event of such destruction.

     18.  INDEMNIFICATION

          Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury to or death of any person or damage to or destruction of property in or about the Premises or the Project by or from any cause whatsoever except the failure of Landlord to perform its obligations under this lease where such failure has persisted for an unreasonable period of time after notice of such failure and except Landlord's gross negligence or willful misconduct. Without limiting the foregoing, Landlord shall not be liable to Tenant for any injury to or death of any person or damages to or destruction of property by reason of, or arising from, any latent defect in the Premises or Project or the act or negligence of any other tenant of the Project. Tenant shall immediately notify Landlord of any defect in the Premises or Project.

          Except as to injury to persons or damage to property the principal cause of which is the failure by Landlord to observe any of the terms and conditions of this lease or Landlord's gross negligence or willful misconduct, Tenant shall hold Landlord harmless from and defend Landlord against any claim, liability, loss, damage or reasonable expense (including attorney fees) arising out of any injury to or death of any person or damage to or destruction of property occurring in, on or about the Premises from any cause whatsoever or on account of the use, condition, occupational safety or occupancy of the Premises. Tenant shall further hold Landlord harmless from and defend Landlord against any claim, liability, loss, damage or expense (including attorney fees) arising (i) from Tenant's use of the Premises or from the conduct of its business or from any activity or work done, permitted or suffered by Tenant or its agents or employees in or about the Premises or Project, (ii) out of the failure of Tenant to observe or comply with Tenant's obligation to observe and comply with laws or other requirements as set forth in paragraph 7, (iii) by reason of Tenant's use, handling, storage, or disposal of toxic or hazardous materials or waste, (iv) by reason of any labor or service performed for, or materials used by or furnished to, Tenant or any contractor engaged by Tenant with respect to the Premises, or
(v) from any other act, neglect, fault or omission of Tenant or its agents or employees.

          The provisions of this paragraph 18 shall survive the expiration or earlier termination of this lease.

     19.  ASSIGNMENT AND SUBLETTING

          Tenant shall not voluntarily assign, encumber or otherwise transfer its interest in this lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises, without first obtaining Landlord's written consent, which shall not be unreasonably withheld, and otherwise complying with the requirements of this paragraph 19. Any assignment, encumbrance or sublease without Landlord's consent, shall constitute a default.

          If Tenant desires to sublet or assign all or any portion of the Premises, Tenant shall give Landlord written notice thereof, specifying the projected commencement date of the proposed sublet or assignment (which date shall be not less than fifteen (15) days or more than one hundred twenty (120) days after the date of Landlord's receipt of such notice), the portions of the Premises proposed to be sublet or assigned, the terms and conditions of the proposed assignment or sublease (including the rent to be paid by the proposed assignee or subtenant) and the name, address and telephone number of the proposed assignee or subtenant. Tenant shall further provide Landlord with such other information concerning the proposed assignee or subtenant as requested by Landlord.

          If Landlord consents in writing to the proposed assignment or sublet, Tenant shall be free to assign or sublet all or a portion of the Premises subject to the following conditions: (i) any sublease shall be on the same terms set forth in the notice given to Landlord; (ii) no sublease shall be valid and no subtenant shall take possession of the sublet premises until an executed counterpart of such sublease has been delivered to Landlord; (iii) no subtenant shall have a further right to sublet; (iv) fifty percent (50%) of any sums or other economic consideration received by Tenant as a result of such assignment or sublet (except rental or other payments received which are attributable to the amortization over the term of this lease of the cost of leasehold improvements constructed for such assignees or subtenant), whether denominated rentals or otherwise, less brokerage fees, which exceed, in the aggregate, the total sums which Tenant is obligated to pay Landlord under this lease (prorated to reflect obligations allocable to that portion of the Premises subject to such sublease), shall be payable to Landlord as additional rent under this lease without affecting or reducing any other obligation of Tenant hereunder; (v) no sublet or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder; and
(vi) any assignee or subtenant must expressly agree to assume and perform all of the covenants and conditions of Tenant under this lease. Tenant shall pay to Landlord promptly upon demand as additional rent, Landlord's actual attorneys' fees and other reasonable costs incurred for reviewing, processing or documenting any requested assignment or sublease, whether or not Landlord's consent is granted. Tenant shall not be entitled to assign this lease or sublease all or any part of the Premises (and any attempt to do so shall be voidable by Landlord) during any period in which Tenant is in default under this lease.

          If Tenant is a partnership, a withdrawal or change, voluntary or involuntary or by operation of law, of any general partner or the dissolution of the partnership shall be deemed an assignment of this lease subject to all the conditions of this paragraph 19. If Tenant is a corporation any dissolution, merger, consolidation or other reorganization of Tenant or the sale or other transfer of a controlling percentage of the capital stock of Tenant or the sale of more than fifty percent (50%) of the value of Tenant's assets shall be an assignment of this lease subject to all the conditions of this paragraph 19.
The term "controlling percentage" means the ownership of, and the right to vote, stock possessing more than 50% of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote. This paragraph shall not apply if Tenant is a corporation the stock of which is traded through an exchange.

          The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or sublet shall not be deemed consent to any subsequent assignment or sublet. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or sublets of this lease or amendments or modifications to this lease with assignees of Tenant, with notice to Tenant, or any successor of Tenant, and obtaining Tenant's consent thereto and such action shall not relieve Tenant of liability under this lease.

          No interest of Tenant in this lease shall be assignable by operation of law (including, without limitation, the transfer of this lease by testacy or intestacy). Each of the following acts shall be considered an involuntary assignment: (i) if Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors or institutes a proceeding under the Bankruptcy Act in which Tenant is the bankrupt; or, if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors; (ii) if a writ of attachment or execution is levied on this lease; or (iii) if, in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the

Premises. An involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this lease, in which case this lease shall not be treated as an asset of Tenant.

          Tenant immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this lease, all rent from any subletting of all or a part of the Premises as permitted by this lease, and Landlord, as assignee and as attorney-in-fact for Tenant, or a receiver of Tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this lease; except that, until the occurrence of an act or default by Tenant, Tenant shall have the right to collect such rent, subject to promptly forwarding to Landlord any portion thereof to which Landlord is entitled pursuant to this paragraph 19.

          Notwithstanding the above requirement that Tenant obtain the consent of Landlord prior to any assignment or sublet, Tenant may, without obtaining the prior consent of Landlord, assign or sublease the whole or any part of the Premises, or sell or transfer a controlling percentage of the capital stock of Tenant or sell more than fifty percent (50%) of the value of Tenant's assets, to any corporation or other entity which is wholly owned by Tenant or of which Tenant is a wholly owned subsidiary, or which is wholly-owned by either of the foregoing, provided that (i) Tenant shall give written notice thereof to Landlord in the manner required for other assignments or subleases by this paragraph 19; (ii) Tenant shall continue to be fully obligated under this lease;
(iii) any such assignee or sublessee shall expressly assume and agree to perform all the terms and conditions of this lease to be performed by Tenant; and (iv) any such assignment or sublet shall be subject to all other terms and conditions of this paragraph 19 pertaining to assignments and/or sublets (excepting only the requirement concerning prior written consent of Landlord).

     20.  DEFAULT

          The occurrence of any of the following shall constitute a default by
Tenant: (i) failure of Tenant to pay any rent or other sum payable hereunder within five (5) days of when due (provided, however, once per lease year, Tenant shall be entitled to written notice from Landlord of Tenant's failure to make the foregoing payments and Tenant shall not be in default until five (5) days after the date that Landlord gives Tenant such notice); (ii) abandonment of the Premises (Tenant's failure to occupy and conduct business in the Premises for fourteen (14) consecutive days shall be deemed an abandonment) and Tenant has defaulted under (i) above; or (iii) failure of Tenant to perform any other term, covenant or condition of this lease if the failure to perform is not cured within thirty (30) days after notice thereof has been given to Tenant (provided that if such default cannot reasonably be cured within thirty (30) days, Tenant shall not be in default if Tenant commences to cure such failure to perform within the thirty (30) day period and diligently and in good faith continues to cure the failure to perform). Notwithstanding the above, prior to Landlord instituting an unlawful detainer action, Landlord shall give Tenant the requisite three days' notice, in writing, as required by California Code of Civil Procedures Section 1161. The notice referred to in clause (iii) above shall specify the failure to perform and the applicable lease provision and shall demand that Tenant perform the provisions of this lease within the applicable period of time. No notice shall be deemed a forfeiture or termination of this lease unless Landlord so elects in the notice. No notice shall be required in the event of abandonment or vacation of the Premises.

          In addition to the above, the occurrence of any of the following events shall also constitute a default by Tenant: (i) Tenant fails generally to pay its debts as they become due or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors (for purposes of determining whether Tenant is not paying its debts as they become due, a debt shall be deemed overdue upon the earliest to occur of the following: ninety (90) days from the date a statement therefor has been rendered; the date on which any action or proceeding therefor is commenced; or the date on which a formal notice of default or demand has been sent); (ii) Tenant fails to furnish to Landlord a schedule of Tenant's aged accounts payable within thirty (30) days after Landlord's written request; (iii) any financial statements given to Landlord by Tenant, any assignee of Tenant, subtenant of Tenant, any guarantor of Tenant, or successor in interest of Tenant (including, without limitation, any schedule of Tenant's aged accounts payable) are materially false; or (iv) any financial statement or other financial information furnished by Tenant pursuant to the provisions of this lease or at the request of Landlord evidences that either Tenant's net worth or its net assets are at least twenty-five percent (25%) less than the net worth or net assets shown in either the immediately prior financial statement or the financial statement of Tenant furnished at the time of execution of this lease, and Tenant fails to furnish promptly to Landlord, after notice from Landlord to Tenant, an additional security deposit in cash equivalent to the aggregate of the basic rent and common area charges (without regard to any rent abatement) payable hereunder for the twelve (12) full calendar months immediately preceding such notice. At any time during the term of this lease, but no more than once per calendar year, Landlord, at Landlord's option, shall have the right to receive from Tenant, upon Landlord's request, a current annual balance sheet for Landlord's review. If the balance sheet shows a negative net worth, Landlord may terminate this lease by giving Tenant sixty
(60) days prior written notice.

          In the event of a default by Tenant, then Landlord, in addition to any other rights and remedies of Landlord at law or in equity, shall have the right either to terminate Tenant's right to possession of the Premises (and thereby terminate this lease) or, from time to time and without termination of this lease, to relet the Premises or any part thereof for the account and in the name of Tenant for such term and on such terms and conditions as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises.

          Should Landlord elect to keep this lease in full force and effect, Landlord shall have the right to enforce all of Landlord's rights and remedies under this lease, including but not limited to the right to recover and to relet the Premises and such other rights and remedies as Landlord may have under California Civil Code Section 1951.4 (or successor Code section) or any other California statute. If Landlord relets the Premises, then Tenant shall pay to Landlord, as soon as ascertained, the costs and expenses incurred by Landlord in such reletting and in making alterations and repairs. Rentals received by Landlord from such reletting shall be applied (i) to the payment of any indebtedness due hereunder, other than basic rent and common area charges, from Tenant to Landlord; (ii) to the payment of the cost of any repairs necessary to return the Premises to good condition normal wear and tear excepted, including the cost of alterations and the cost of storing any of Tenant's property left on the Premises at the time of reletting; and (iii) to the payment of basic rent or common area charges due and unpaid hereunder. The residue, if any, shall be held by Landlord and applied in payment of future rent or damages in the event of termination as the same may become due and payable hereunder and the balance, if any at the end of the term of this lease, shall be paid to Tenant. Should the basic rent and common area charges received from time to time from such reletting during any month be less than that agreed to be paid during that month by Tenant hereunder, Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such reletting of the Premises by Landlord shall be construed as an election on its part to terminate this lease unless a notice of such intention is given to Tenant or unless the termination hereof is decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this lease for such previous breach, provided it has not been cured.

          Should Landlord at any time terminate this lease for any breach, in addition to any other remedy it may have, it shall have the immediate right of entry and may remove all persons and property from the Premises and shall have all the rights and remedies of a landlord provided by California Civil Code
Section 1951.2 or any successor code section. Upon such termination, in addition to all its other rights and remedies, Landlord shall be entitled to recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Premises and including (i) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and
(iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this lease or which in the ordinary course of events would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in (i) and (ii) above is computed by allowing interest at the rate of twelve percent (12%) per annum. The "worth at the time of award" of the amount referred to in
(iii) above shall be computed by discounting such amount at the discount rate of the federal reserve bank of San Francisco at the time of award plus one percent (1%). Tenant waives the provisions of Section 1179 of the California Code of Civil Procedure (which Section allows Tenant to petition of court of competent jurisdiction for relief against forfeiture of this lease). Property removed from the Premises may be stored in a public or private warehouse or elsewhere at the sole cost and expense of Tenant. In the event that Tenant shall not immediately pay the cost of storage of such property after the same has been stored for a period of thirty (30) days or more, Landlord may sell any or all thereof at a public or private sale in such manner and at such times and places that Landlord, in its sole discretion, may deem proper, after notice to Tenant.

     21.  LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT

          Landlord, at any time after Tenant commits a default, may, but shall not be obligated to, cure the default at Tenant's cost. If Landlord at any time, by reason of Tenant's default, pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant to Landlord and shall bear interest at the rate of twelve percent (12%) per annum or the maximum rate permitted by law, whichever is less, from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. Amounts due Landlord hereunder shall be additional rent.

     22.  EMINENT DOMAIN

          If all or any part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this lease shall terminate as to any portion of the Premises so taken or conveyed, and any portion rendered untenantable as a result of such taking or conveyance on the date when title vests in the condemnor, and Landlord shall be entitled to any and all payments, income, rent, award or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance. Tenant shall have no claim against Landlord or otherwise for the value of any unexpired term of this lease. Notwithstanding the foregoing, Tenant shall be entitled to any compensation for depreciation to and cost of removal of Tenant's compensation for its relocation expenses necessitated by such taking, but in each case only to the extent the condemning authority makes a separate award therefor or specifically identifies a portion of the award as being therefor. Each party waives the provisions of Section 1265.130 of the California Code of Civil Procedure (which section allows either party to petition the Superior Court to terminate this lease in the event of a partial taking of the Premises).

          If any action or proceeding is commenced for such taking of the Premises or any portion thereof or of any other space in the Project, or if Landlord is advised in writing by any entity or body having the right or power of condemnation of its intention to condemn the Premises or any portion thereof or of any other space in the Project, and Landlord shall decide to discontinue the use and operation of the Project or decide to demolish, alter or rebuild the Project, then Landlord shall have the right to terminate this lease by giving Tenant written notice thereof within sixty (60) days of the earlier of the date of Landlord's receipt of such notice of intention to condemn or the commencement of said action or proceeding. Such termination shall be effective as of the last day of the calendar month next following the month in which such notice is given or the date on which title shall vest in the condemnor, whichever occurs first.

          In the event of a partial taking, or conveyance in lieu thereof, of the Premises and fifty percent (50%) or more of the number of square feet in the Premises are taken, or rendered untenantable, then Tenant may terminate this lease. Any election by Tenant to so terminate shall be by written notice given to Landlord within sixty (60) days from the date of such taking or conveyance and shall be effective on the last day of the calendar month next following the month in which such notice is given or the date on which title shall vest in the condemnor, whichever occurs first.

          If a portion of the Premises is taken by power of eminent domain or conveyance in lieu thereof and neither Landlord nor Tenant terminates this lease as provided above, then this lease shall continue in full force and effect as to the part of the Premises not so taken or conveyed and all payments of rent shall be apportioned as of the date of such taking or conveyance so that thereafter the amounts to be paid by Tenant shall be in the ratio that the area of the portion of the Premises not so taken bears to the total area of the Premises prior to such taking.

     23.  NOTICE AND COVENANT TO SURRENDER

          On the last day of the term or on the effective date of any earlier termination, Tenant shall surrender to Landlord the Premises in its condition existing as of the commencement of the term and, except as otherwise provided by Landlord pursuant to the terms of paragraph 8 of this lease, all of the improvements and alterations made to the Premises in their condition existing as of the date of completion of construction and/or installation (normal wear and tear excepted). On or prior to the last day of the term or the effective date of any earlier termination, Tenant shall remove all of Tenant's personal property and trade fixtures, together with improvements or alterations that Tenant is obligated to remove pursuant to the provisions of paragraph 8 of this lease, from the Premises, and all such property not removed shall be deemed abandoned. In addition, on or prior to the expiration or earlier termination of this lease, Tenant shall remove, at Tenant's sole cost and expense, all telephone, other communication, computer and any other cabling and wiring of any sort installed in the space above the suspended ceiling of Premises or anywhere else in the Premises and shall promptly repair any damage to the suspended ceiling, lights, light fixtures, walls and any other part of the Premises resulting from such removal.

          If the Premises are not surrendered as required in this paragraph, Tenant shall indemnify Landlord against all loss, liability and reasonable expense (including but not limited to, attorney fees) resulting from the failure by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenants. It is agreed between Landlord and Tenant that the provisions of this paragraph shall survive termination of this lease.

     24.  TENANT'S QUITCLAIM

          At the expiration or earlier termination of this lease, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days after written demand from Landlord to Tenant, any quitclaim deed or other document required to remove the cloud or encumbrance created by this lease from the real property of which the Premises are a part. This obligation shall survive said expiration or termination.

     25.  HOLDING OVER

          Any holding over after the expiration or termination of this lease with the written consent of Landlord shall be construed to be a tenancy from month to month at the monthly rent in effect on the date of such expiration or termination. All provisions of this lease, except those pertaining to the term and any option to extend, shall apply to the month to month tenancy. The provisions of this paragraph are in addition to, and do not affect, Landlord's right of reentry or other rights hereunder or provided by law.

          If Tenant shall retain possession of the Premises or any part thereof without Landlord's consent following the expiration or sooner termination of this lease for any reason, then Tenant shall pay to Landlord for each day of such retention one hundred fifty percent (150%) of the amount of the daily rental in effect during the last month prior to the date of such expiration or termination. Tenant shall also indemnify and hold Landlord harmless from any loss, liability and reasonable expense (including, but not limited to, attorneys fees) resulting from delay by Tenant in surrendering the Premises, including without limitation any claims made by any succeeding tenant founded on such delay. Acceptance of rent by Landlord following expiration or termination shall not constitute a renewal of this lease, and nothing contained in this paragraph shall waive Landlord's right of re-entry or any other right. Tenant shall be only a Tenant at sufferance, whether or not Landlord accepts any rent from Tenant, while Tenant is holding over without Landlord's written consent.

     26.  SUBORDINATION

          In the event Landlord's title or leasehold interest is now or hereafter encumbered in order to secure a loan to Landlord, Tenant shall, at the request of Landlord or the lender, execute in writing an agreement subordinating its rights under this lease to the lien of such encumbrance, or, if so requested, agreeing that the lien of lender's encumbrance shall be or remain subject and subordinate to the rights of Tenant under this lease. Notwithstanding any such subordination, Tenant's possession under this lease shall not be disturbed if Tenant is not in default and so long as Tenant shall pay all amounts due hereunder and otherwise observe and perform all provisions of this lease. In addition, if in connection with any such loan the lender shall request reasonable modifications of this lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereof, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's rights hereunder.

     27.  CERTIFICATE OF ESTOPPEL

          Each party shall, within five (5) calendar days after request therefor, execute and deliver to the other party, in recordable form, a certificate stating that the lease is unmodified and in full force and effect, or in full force and effect as modified and stating the modifications. The certificate shall also state the amount of the monthly rent, the date to which monthly rent has been paid in advance, the amount of the security deposit and/or prepaid monthly rent, and shall include such other items as Landlord or Landlord's lender or Tenant or Tenant's lender, as the case may be, may reasonably request. Failure to deliver such certificate within such time shall constitute a conclusive acknowledgment by the party failing to deliver the certificate that the lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate. Any such certificate requested by Landlord may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises or Project. Further, within five (5) calendar days following written request made by Landlord in connection with any request by any lender, prospective lender or prospective purchaser or encumbrancer of the Premises or the Project, Tenant shall furnish to Landlord current financial statements of Tenant provided that such statements are and will be held by such parties as strictly confidential and shall not be disclosed to any other third party.

     28.  SALE BY LANDLORD

          In the event the original Landlord hereunder, or any successor owner of the Project or Premises, shall sell or convey the Project or Premises, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to such new owner and to look solely to such new owner for performance of any and all such liabilities and obligations.

     29.  ATTORNMENT TO LENDER OR THIRD PARTY

          In the event the interest of Landlord in the land and buildings in which the Premises are located (whether such interest of Landlord is a fee title interest or a leasehold interest) is encumbered by deed of trust, and such interest is acquired by a lender or any other third party through judicial foreclosure or by exercise of a power of sale at private trustee's foreclosure sale, Tenant hereby agrees to release Landlord of any obligation arising on or after any such foreclosure sale and to attorn to the purchaser at any such foreclosure sale and to recognize such purchaser as the Landlord under this lease.

     30.  DEFAULT BY LANDLORD

          Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event earlier than thirty (30) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligations is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

          If Landlord is in default of this lease, Tenant's sole remedy shall be to institute suit against Landlord in a court of competent jurisdiction, and Tenant shall have no right to offset any sums expended by Tenant as a result of Landlord's default against future rent and other sums due and payable pursuant to this lease. If Landlord is in default of this lease, and as a consequence Tenant recovers a money judgment against Landlord, the judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Project of which the Premises are a part, and out of rent or other income from such real property receivable by Landlord or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Project of which the Premises are a part. Neither Landlord nor any of the partners comprising the partnership designated as Landlord shall be personally liable for any deficiency.

     31.  CONSTRUCTION CHANGES

          It is understood that the description of the Premises and the location of ductwork, plumbing and other facilities therein are subject to such changes as Landlord or Landlord's architect determines to be desirable in the course of construction of the Premises and/or the improvements constructed or being constructed therein, and no such changes or any changes in plans for any other portions of the Project, shall affect this lease or entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant, provided that such change shall not materially reduce the square footage of the Premises or the suitability of the Premises for Tenant's use.

     32.  MEASUREMENT OF PREMISES

          Tenant understands and agrees that any reference to square footage of the Premises is approximate only and includes all interior partitions and columns, one-half of exterior walls, and one-half of the partitions separating the Premises from the rest of the Project, Tenant's proportionate share of the Common Area and, if applicable, covered areas immediately outside the entry doors or loading docks. Tenant waives any claim against Landlord regarding the accuracy of any such measurement and agrees that there shall not be any adjustment in basic rent or common area charges or other amounts payable hereunder by reason of inaccuracies in such measurement.

     33.  ATTORNEY FEES

          If either party commences an action against the other party arising out of or in connection with this lease, the prevailing party shall be entitled to have and recover from the losing party all expenses of litigation, including, without limitation, travel expenses, attorney fees, expert witness fees, trial and appellate court costs, and deposition and transcript expenses. If either party becomes a party to any litigation concerning this lease, or concerning the Premises or the Project, by reason of any act or omission of the other party or its authorized representatives, the party that causes the other party to become involved in the litigation shall be liable to the other party for all expenses of litigation, including, without limitation, travel expenses, attorney fees, expert witness fees, trial and appellate court costs, and deposition and transcript expenses.

     34.  SURRENDER

          The voluntary or other surrender of this lease or the Premises by Tenant, or a mutual cancellation of this lease, shall not work a merger, and at the option of Landlord shall either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of all or any such subleases or subtenancies.

     35.  WAIVER

          No delay or omission in the exercise of any right or remedy of Landlord on any default by Tenant shall impair such right or remedy or be construed as a waiver. The receipt and acceptance by Landlord of delinquent rent or other payments shall not constitute a waiver of any other default and acceptance of partial payments shall not be construed as a waiver of the balance of such payment due. No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the term. Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of this lease. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this lease.

     36.  EASEMENTS; AIRSPACE RIGHTS

          Landlord reserves the right to alter the boundaries of the Project and grant easements and dedicate for public use portions of the Project without Tenant's consent, provided that no such grant or dedication shall interfere with Tenant's use of the Premises or otherwise cause Tenant to incur cost or expense. From time to time, and upon Landlord's demand, Tenant shall execute, acknowledge and deliver to Landlord, in accordance with Landlord's instructions, any and all documents, instruments, maps or plats necessary to effectuate Tenant's covenants hereunder.

          This lease confers no rights either with regard to the subsurface of or airspace above the land on which the Project is located or with regard to airspace above the building of which the Premises are a part. Tenant agrees that no diminution or shutting off of light or view by a structure which is or may be erected (whether or not by Landlord) on property adjacent to the building of which the Premises are a part or to property adjacent thereto, shall in any way affect this lease, or entitle Tenant to any reduction of rent, or result in any liability of Landlord to Tenant.

     37.  RULES AND REGULATIONS

          Landlord shall have the right from time to time to promulgate rules and regulations for the safety, care and cleanliness of the Premises, the Project and the Common Area, or for the preservation of good order. On delivery of a copy of such rules and regulations to Tenant, Tenant shall comply with the rules and regulations, and a violation of any of them shall constitute a default by Tenant under this lease. If there is a conflict between the rules and regulations and any of the provisions of this lease, the provisions of this lease shall prevail. Such rules and regulations may be amended by Landlord from time to time with or without advance notice.

     38.  NOTICES

          All notices, demands, requests, consents and other communications which may be given or are required to be given by either party to the other shall be in writing and shall be sufficiently made and delivered if personally served or if sent by United States first class mail, postage prepaid. Prior to the commencement date, all such communications from Landlord to Tenant shall be served or addressed to Tenant at 10690 Castine Avenue, Cupertino, California 95014; on or after the commencement date all such communications from Landlord to Tenant shall be addressed to Tenant at the Premises. All such communications by Tenant to Landlord shall be sent to Landlord at its offices at 3945 Freedom Circle, Suite 640, Santa Clara, California 95054. Either party may change its address by notifying the other of such change. Each such communication shall be deemed received on the date of the personal service or mailing thereof in the manner herein provided, as the case may be.

     39.  NAME

          Tenant shall not use the name of the Project for any purpose, other than as the address of the business conducted by Tenant in the Premises, without the prior written consent of Landlord.

     40.  GOVERNING LAW; SEVERABILITY

          This lease shall in all respects be governed by and construed in accordance with the laws of the State of California. If any provision of this lease shall be held or rendered invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

     41.  DEFINITIONS

          As used in this lease, the following words and phrases shall have the following meanings:

          Authorized representative:  any officer, agent, employee or
          -------------------------
independent contractor retained or employed by either party, acting within authority given him by that party.

          Encumbrance:  any deed of trust, mortgage or other written security
          -----------
device or agreement affecting the Premises or the Project that constitutes security for the payment of a debt or performance of an obligation, and the note or obligation secured by such deed of trust, mortgage or other written security device or agreement.

          Lease month:  the period of time determined by reference to the day of
          -----------
the month in which the term commences and continuing to one day short of the same numbered day in the next succeeding month; e.g., the tenth day Of one month to and including the ninth day in the next succeeding month.

          Lender:  the beneficiary, mortgagee or other holder of an encumbrance,
          ------
as defined above.

          Lien: a charge imposed on the Premises by someone other than Landlord,
          ----
by which the Premises are made security for the performance of an act. Most of the liens referred to in this lease are mechanic's liens.

          Maintenance:  repairs, replacement, repainting and cleaning.
          -----------

          Monthly Rent:  the sum of the monthly payments of basic rent and
          ------------
common area charges.

          Person:  one or more human beings, or legal entities or other
          ------
artificial persons, including, without limitation, partnerships, corporations, trusts, estates, associations and any combination of human being and legal entities.

          Provision:  any term, agreement, covenant, condition, clause,
          ---------
qualification, restriction, reservation or other stipulation in the lease that defines or otherwise controls, establishes or limits the performance required or permitted by either party.

          Rent:  basic rent, common area charges, additional rent, and all other
          ----
amounts payable by Tenant to Landlord required by this lease or arising by subsequent actions of the parties made pursuant to this lease.

          Words used in any gender include other genders. If there be more than one Tenant, the obligations of Tenant hereunder are joint and several. All provisions whether covenants or conditions, on the part of Tenant shall be deemed to be both covenants and conditions. The paragraph headings are for convenience of reference only and shall have no effect upon the construction or interpretation of any provision hereof.

     42.  TIME

          Time is of the essence of this lease and of each and all of its provisions.

     43.  INTEREST ON PAST DUE OBLIGATIONS; LATE CHARGE

          Any amount due from Tenant to Landlord hereunder which is not paid within five (5) days of when due shall bear interest at the rate of ten percent (10%) per annum from when due until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this lease. In addition, Tenant acknowledges that late payment by Tenant to Landlord of basic rent or common area charges or of any other amount due Landlord from Tenant, will cause Landlord to incur costs not contemplated by this lease, the exact amount of such costs being extremely difficult and impractical to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord, e.g., by the terms of any encumbrance and note secured by any encumbrance covering the Premises. Therefore, if any such payment due from Tenant is not received by Landlord within five (5) days of when due, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue payment as a late charge.
The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord. No notice to Tenant of failure to pay shall be required prior to the imposition of such interest and/or late charge, and any notice period provided for in paragraph 20 shall not affect the imposition of such interest and/or late charge. Any interest and late charge imposed pursuant to this paragraph shall be and constitute additional rent payable by Tenant to Landlord.

     44.  ENTIRE AGREEMENT

          This lease, including any exhibits and attachments, constitutes the entire agreement between Landlord and Tenant relative to the Premises and this lease and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant agree hereby that all prior or contemporaneous oral agreements between and among themselves or their agents or representatives relative to the leasing of the Premises are merged in or revoked by this lease.

     45.  CORPORATE AUTHORITY

          If Tenant is a corporation, each individual executing this lease on behalf of the corporation represents and warrants that he is duly authorized to execute and deliver this lease on behalf of the corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation and that this lease is binding upon said corporation in accordance with its terms. If Tenant is a corporation, Tenant shall deliver to Landlord, within ten
(10) days of the execution of this lease, a copy of the resolution of the Board of Directors of Tenant authorizing the execution of this lease and naming the officers that are authorized to execute this lease on behalf of Tenant, which copy shall be certified by Tenant's president or secretary as correct and in full force and effect.

     46.  RECORDING

          Neither Landlord nor Tenant shall record this lease or a short form memorandum hereof without the consent of the other.

     47.  REAL ESTATE BROKERS

          Each party represents and warrants to the other party that it has not had dealings in any manner with any real estate broker, finder or other person with respect to the Premises and the negotiation and execution of this lease except Wayne Mascia Associates. Except as to commissions and fees to be paid as provided in this paragraph, each party shall indemnify and hold harmless the other party from all damage, loss, liability and expense (including attorneys' fees and related costs) arising out of or resulting from any claims for commissions or fees that may or have been asserted against the other party by any broker, finder or other person with whom Tenant or Landlord has or purportedly has dealt with in connection with the Premises and the negotiation and execution of this lease. To the extent agreed to between Landlord and Wayne Mascia Associates, Landlord shall pay all broker leasing commissions to Wayne Mascia Associates incurred in connection with the Premises and the negotiation and execution of this lease; Landlord and Tenant agree that Landlord shall not be obligated to pay any broker leasing commissions, consulting fees, finder fees or any other fees or commissions arising out of or relating to any extended term of this lease or to any expansion or relocation of the Premises at any time.

     48.  EXHIBITS AND ATTACHMENTS

          All exhibits and attachments to this lease are a part hereof

     49.  ENVIRONMENTAL MATTERS

          A.   Tenant's Covenants Regarding Hazardous Materials.
               ------------------------------------------------

          (1)  Hazardous Materials Handling.  Tenant, its agents, invitees,
               ----------------------------
employees, contractors, sublessees, assigns and/or successors shall not use, store, dispose, release or otherwise cause to be present or permit the use, storage, disposal, release or presence of Hazardous Materials (as defined below) on or about the Premises or Project. As used herein "Hazardous Materials" shall mean any petroleum or petroleum byproducts, flammable explosives, asbestos, urea formaldehyde, radioactive materials or waste and any "hazardous substance", "hazardous waste", "hazardous materials", "toxic substance" or "toxic waste" as those terms are defined under the provisions of the California Health and Safety Code and/or the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. Section 9601 et seq.), or any other hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or any agency thereof, or the United States Government or any agency thereof.

               (2)  Notices.  Tenant shall immediately notify Landlord in
                    -------
writing of: (i) any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any law, regulation or ordinance relating to the industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, presence, disposal or transportation of any Hazardous Materials (collectively "Hazardous Materials Laws"); (ii) any claim made or threatened by any person against Tenant, the Premises, Project or buildings within the Project relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (iii) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in, on or removed from the Premises, Project or buildings within the Project, including any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant shall also supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, with copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises, Project or buildings within the Project or Tenant's use thereof. Tenant shall promptly deliver to Landlord copies of hazardous waste manifests reflecting the legal and proper disposal of all Hazardous Materials removed from the Premises.

          B.   Indemnification of Landlord.  Tenant shall indemnify, defend (by
               ---------------------------
counsel acceptable to Landlord), protect, and hold Landlord, and each of Landlord's partners, employees, agents, attorneys, successors and assigns, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including attorneys' fees) for death of or injury to any person or damage to any property whatsoever (including water tables and atmosphere), arising from or caused in whole or in part, directly or indirectly, by (i) the presence in, on, under or about the Premises, Project or buildings within the Project or discharge in or from the Premises, Project or buildings within the Project of any Hazardous Materials or Tenant's use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Premises, Project or buildings within the Project, or (ii) Tenant's failure to comply with any Hazardous Materials Laws whether knowingly, unknowingly, intentionally or unintentionally. Tenant's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, cleanup or detoxification or decontamination of the Premises, Project or buildings within the Project, and the preparation and implementation of any closure remedial action or other required plans in connection therewith. In addition, Tenant shall reimburse Landlord for (i) losses in or reductions to rental income resulting from Tenant's use, storage or disposal of Hazardous Materials, (ii) all costs of refitting or other alterations to the Premises, Project or buildings within the Project required as a result of Tenant's use, storage, or disposal of Hazardous Materials including, without limitation, alterations required to accommodate an alternate use of the Premises, Project or buildings within the Project, and (iii) any diminution in the fair market value of the Premises, Project or buildings within the Project caused by Tenant's use, storage, or disposal of Hazardous Materials. For purposes of this paragraph 49, any acts or omissions of Tenant, or by employees, agents, assignees, contractors or subcontractors of Tenant or others acting for or on behalf of Tenant (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant.

          C.   Survival.  The provisions of this paragraph 49 shall survive the
               --------
expiration or earlier termination of the term of this lease.

     50.  SIGNAGE

          Tenant shall not, without obtaining the prior written consent of Landlord, install or attach any sign or advertising material on any part of the outside of the Premises, or on any part of the inside of the Premises which is visible from the outside of the Premises, or in the halls, lobbies, windows or elevators of the building in which the Premises are located or on or about any other portion of the Common Area or Project. If Landlord consents to the installation of any sign or other advertising material, the location, size, design, color and other physical aspects thereof shall be subject to Landlord's prior written approval and shall be in accordance with any sign program applicable to the Project. Subject to the terms of this paragraph 50, Tenant shall be permitted to use the existing monument sign base for Tenant's signage. In addition to any other requirements of this paragraph 50, the installation of any sign or other advertising material by or for Tenant must comply with all applicable laws, statutes, requirements, rules, ordinances and any C.C. & R.'s or other similar requirements. With respect to any permitted sign installed by or for Tenant, Tenant shall maintain such sign or other advertising material in good condition and repair and shall remove such sign or other advertising material on the expiration or earlier termination of the term of this lease.
The cost of any permitted sign or advertising material and all costs associated with the installation, maintenance and removal thereof shall be paid for solely by Tenant. If Tenant fails to properly maintain or remove any permitted sign or other advertising material, Landlord may do so at Tenant's expense. Any cost incurred by Landlord in connection with such maintenance or removal shall be deemed additional rent and shall be paid by Tenant to Landlord within ten (10) days following notice from Landlord. Landlord may remove any unpermitted sign or advertising material without notice to Tenant and the cost of such removal shall be additional rent and shall be paid by Tenant within ten (10) days following notice from Landlord. Landlord shall not be liable to Tenant for any damage, loss or expense resulting from Landlord's removal of any sign or advertising material in accordance with this paragraph 50. The provisions of this paragraph 50 shall survive the expiration or earlier termination of this lease.

     51.  SUBMISSION OF LEASE

          The submission of this lease to Tenant for examination or signature by Tenant is not an offer to lease the Premises to Tenant, nor an agreement by Landlord to reserve the Premises for Tenant. Landlord will not be bound to Tenant until this lease has been duly executed and delivered by both Landlord and Tenant.

     52.  TENANT IMPROVEMENTS

          Improvements to the Premises shall be constructed and installed in accordance with the plans and specifications, and other terms and conditions, set forth in Exhibit C to this lease, the contents of which is incorporated herein and made a part hereof by this reference. The improvements shall be constructed and installed at the expense of Landlord and/or Tenant as set forth in Exhibit C to this lease and in each case shall be performed in a diligent and workmanlike manner.

     53.  ADDITIONAL RENT

          All costs, charges, fees, penalties, interest and any other payments (including Tenant's reimbursement to Landlord of costs incurred by Landlord) which Tenant is required to make to Landlord pursuant to the terms and conditions of this lease and any amendments to this lease shall be and constitute additional rent payable by Tenant to Landlord when due as specified in this lease and any amendments to this lease.

     54.  LANDLORD'S OPTION TO RELOCATE PREMISES

          [INTENTIONALLY OMITTED.]

     55.  OPTION TO EXTEND TERM

          Landlord grants to Tenant the option to extend the term for one period of two (2) years (the "Extended Term") following the expiration of the initial term set forth in paragraph 2 ("Initial Term") under all the provisions of this lease except for the amount of the basic rent. The basic rent for the Extended Term shall be adjusted to ninety-five percent (95%) of the then market rate (as defined in paragraph (c) below); provided that in no event shall the basic rent for the Extended Term be less than the basic rent in effect at the expiration of the Initial Term. This option is further subject to the following terms and conditions:

          (a) Tenant must deliver its irrevocable written notice of Tenant's exercise of this option to Landlord not less than six (6) lease months, nor more than twelve (12) lease months, prior to the expiration of the Initial Term. Time is of the essence with respect to the time period during which Tenant must deliver to Landlord its written notice of exercise and, therefore, if Tenant fails to give Landlord its irrevocable written notice of its exercise of this option within the time period provided above then this option shall expire and be of no further force or effect.

          (b) The parties shall have thirty (30) days from the date Landlord received Tenant's notice of exercise in which to agree on the amount constituting the market rate. If Landlord and Tenant agree on the amount of the market rate, they shall immediately execute an amendment to this lease setting forth the expiration date of the Extended Term and the amount of the basic rent to be paid by Tenant during the Extended Term. If Landlord and Tenant are unable to agree on the amount of the market rate within such time period, then, at the request of either party, the market rate shall be determined in the following manner: (i) within thirty (30) days of the request of either party, Landlord and Tenant shall each select a licensed real estate broker with not less than five
(5) years experience in the business of commercial leasing of property of the same type and use and in the same geographic area, as the Premises; (ii) within fifteen (15) days of their appointment, such two real estate brokers shall select a third broker who is similarly qualified; (iii) within thirty (30) days from the appointment of the third broker, the three brokers so selected shall, acting as a board of arbitrators, then determine the amount of the market rate, basing their determination on standard procedures and tests normally employed in determining market rates and applying the factors included within the definition of market rate set forth in subparagraph (c) below. The decision of the majority of said brokers shall be final and binding upon the parties hereto. If a majority of the brokers are unable to agree on the market rate within the stipulated period of time, the three opinions of the market rate shall be added together and their total divided by three; the resulting quotient shall be the market rate. If, however, the low opinion and/or the high opinion are/is more than 15% lower and/or higher than the middle opinion, the low opinion and/or the high opinion, as the case may be, shall be disregarded. If only one opinion is disregarded, the remaining two opinions shall be added together and their total divided by two and the resulting quotient shall be the market rate. If both the low opinion and the high opinion are disregarded as stated in this paragraph, the middle opinion shall be the market rate. If a party does not appoint a qualified broker within the required time period, the broker appointed by the other party shall be the sole broker and shall determine the market rate. If the two brokers appointed by the parties are unable to agree on the third broker, either of the parties to the lease, by giving ten (10) days' notice to the other party, can apply to the then president of the county real estate board of the county in which the Premises are located, or to the presiding judge of the superior court of that county, for the selection of a third broker who meets the qualifications stated in this paragraph. Each party shall pay the expenses and charges of the broker appointed by it and the parties shall pay the expenses and charges of the third broker in equal shares. When the market rate has been so determined, Landlord and Tenant shall immediately execute an amendment to this lease stating the basic rent for the Extended Term.

          (c) As used herein, the "market rate" shall be the monthly rent (triple net) then obtained for two (2) year fixed rate leases of comparable terms for premises in the Project and in buildings and/or projects within the same geographical area of similar types and identity, quality and location as the Project.

          (d) Common area charges shall continue to be determined and payable as provided in paragraph 16 of this lease.

          (e) Tenant shall not assign or otherwise transfer this option or any interest therein and any attempt to do so shall render this option null and void. Tenant shall have no right to extend the term beyond the Extended Term. If Tenant is in default under this lease at the date of delivery of Tenant's notice of exercise to Landlord, then such notice shall be of no effect and this lease shall expire at the end of the Initial Term; if Tenant is in default under this lease on the last day of the Initial Term, then Landlord may in its sole discretion elect to have Tenant's exercise of this option be of no effect, in which case this lease shall expire at the end of the Initial Term.

     56.  RIGHT OF FIRST REFUSAL ON EXPANSION SPACE

          Landlord hereby grants to Tenant a right of first refusal on that certain space located at 462 Oakmead Parkway, Sunnyvale, California consisting of approximately six thousand two hundred fifty (6,250) square feet, as outlined in blue on Exhibit D (the "Expansion Space"), subject to the following terms and conditions:

          (a) This first right of refusal shall only be effective during the Initial Term of this lease to Tenant. Upon Landlord's receipt of any lease proposal/offer to lease the Expansion Space from any third party ("Third Party Offer") which is acceptable to Landlord, Landlord, prior to entering into a lease with such third party, shall provide Tenant with written notice ("Landlord's Notice") of the terms and conditions of the Third Party Offer (the "Offer").

          (b) Tenant shall have five (5) business days from receipt of Landlord's Notice to deliver to Landlord its written unconditional and irrevocable acceptance of the Offer. If Tenant accepts the Offer, an amendment to this lease or a new lease covering the Expansion Space and incorporating said terms and conditions shall promptly be executed. If a new lease is executed with Tenant covering the Expansion Space such new lease shall provide that any default under this lease will also constitute a default under such new lease and Tenant agrees that any default by it under such new lease will also constitute a default under this lease. In the event Tenant rejects the Offer, or does not answer within the specified time, or fails for any reason (unless such failure is due to the fault or delay of Landlord) to execute such amendment or new lease within thirty (30) days of Tenant's acceptance of the Offer, Landlord shall thereafter be released from any further obligation with respect to the Offer and be free to negotiate with said third party making the Third Party Offer and to lease to such third party (without further obligation to Tenant) the Expansion Space or any portion thereof upon any terms and conditions substantially similar to those contained in the Offer.

          (c) This first right to lease shall be subordinate to any existing rights of refusal, rights of expansion, options to extend or renew, and other rights contained in leases (or amendments to leases) executed prior to the date of this lease. In addition, this first right to lease shall not apply and Tenant shall have no rights hereunder in the event any tenant (or its successors or assigns) that now or hereafter occupies all or any portion of the Expansion Space desires to extend, renew or otherwise modify its lease or desires to expand its premises to include any portion of the Expansion Space, and Landlord shall be free to extend, renew or modify such lease or amend such lease to add any portion of the Expansion Space without notice to Tenant.

          (d) This first right to lease shall be void and of no force and effect and shall confer no rights on Tenant during any period in which Tenant is in default under this lease.

          (e) Notwithstanding anything in this paragraph to the contrary, Tenant's exercise of this first right to lease shall be subject to Landlord's review and approval of Tenant's financial condition (including, without limitation, Tenant's net worth, current ratio and working capital reserves) at the time Tenant exercises this first right to lease and notwithstanding Tenant's rights hereunder Landlord shall have no obligation to lease the Expansion Space to Tenant unless Tenant's financial condition at the time of acceptance of the Offer is equal to or better than as shown on the financial statements dated December 31, 1993, previously provided to Landlord by Tenant. Landlord agrees that all information regarding Tenant's financial condition, provided pursuant to this paragraph 56(e) and paragraph 57(e), shall be held by Landlord as strictly confidential, and shall not be disclosed by Landlord to any third party for any purpose whatsoever.

          (f) All rights granted to Tenant pursuant to this paragraph are personal to Tenant and may not be transferred or assigned. If Landlord transfers its ownership interest in the

Premises or Project, this first right to lease shall be binding on the transferee of Landlord's interest.

     57.  FIRST RIGHT TO LEASE RFR SPACE

          Landlord hereby grants to Tenant the first right to lease that certain space located at 464 Oakmead Parkway, Sunnyvale, California consisting of approximately thirteen thousand nine hundred fifty-nine (13,959) square feet, as outlined in blue on Exhibit E (the "RFR Space"), subject to the following terms and conditions:

          (a) This first right to lease shall only be effective during the Initial Term of this lease to Tenant. Upon notice from Landlord that the RFR Space will be available for lease within six '(6) months from the date of such notice, Landlord shall notify Tenant in writing of such availability and such notice shall set forth the terms and conditions, including, but not limited to, basic rent, under which Landlord will lease the RFR Space to Tenant ("Offer").

          (b) Tenant shall have five (5) business days from receipt of the notice to deliver to Landlord its written unconditional and irrevocable acceptance of the Offer. If Tenant accepts the Offer, an amendment to this lease or a new lease covering the RFR Space and incorporating said terms and conditions shall promptly be executed. If a new lease is executed with Tenant covering the RFR Space such new lease shall provide that any default under this lease will also constitute a default under such new lease and Tenant agrees that any default by it under such new lease will also constitute a default under this lease. In the event Tenant rejects the Offer, or does not answer within the specified time, or fails for any reason (unless such failure is due to the fault or delay of Landlord) to execute such amendment or new lease within thirty (30) days of Tenant's acceptance of the Offer, Landlord shall thereafter be released from any further obligation with respect to the Offer and be free to negotiate with any number of third parties and to lease (without further obligation to Tenant) the RFR Space or any portion thereof upon any terms and conditions.

          (c) This second right to lease shall be subordinate to any existing rights of refusal, rights of expansion, options to extend or renew, and other rights contained in leases (or amendments to leases) executed prior to the date of this lease. In addition, this second right to lease shall not apply and Tenant shall have no rights hereunder in the event any tenant (or its successors or assigns) that now or hereafter occupies all or any portion of the RFR Space desires to extend, renew or otherwise modify its lease or desires to expand its premises to include any portion of the RFR Space, and Landlord shall be free to extend, renew or modify such lease or amend such lease to add any portion of the RFR Space without notice to Tenant.

          (d) This second right to lease shall be void and of no force and effect and shall confer no rights on Tenant during any period in which Tenant is in default under this lease.

          (e) Notwithstanding anything in this paragraph to the contrary, Tenant's exercise of this second right to lease shall be subject to Landlord's review and approval of Tenant's financial condition (including, without limitation, Tenant's net worth, current ratio and working capital reserves) at the time Tenant exercises this second right to lease and notwithstanding Tenant's rights hereunder Landlord shall have no obligation to lease the RFR

Space to Tenant unless Tenant's financial condition at the time of acceptance of the Offer is equal to or better than as shown on the financial statements dated December 31, 1993, previously provided to Landlord by Tenant.

          (f) All rights granted to Tenant pursuant to this paragraph are personal to Tenant and may not be transferred or assigned. If Landlord transfers its ownership interest in the Premises or Project, this second right to lease shall be binding on the transferee of Landlord's interest.

     58.  OPTION TO TERMINATE

          Tenant shall have the option to cancel and terminate this lease effective on the last day of the twenty-fourth (24th) lease month of the initial three (3) year lease term ("Termination Date") subject to the following terms and conditions:

          (a) Tenant must give Landlord its irrevocable written notice of Tenant's election to terminate no later than by the last day of the twenty-first
(21st) lease month of the initial three (3) year lease term;

          (b) Concurrently with delivery of Tenant's notice of election to terminate, Tenant shall pay to Landlord, the sum of Eleven Thousand Four Hundred Twenty-One and 00/100 Dollars ($11,421.00).

          (c) If Tenant fails to strictly comply with the terms of paragraph 58(a) and (b) above, this option to terminate shall automatically expire and be of no further force or effect.

     59.  REDUCED RENT

          As consideration for Tenant's performance of all obligations to be performed by Tenant under this lease and notwithstanding the provisions of paragraph 4(a) of this lease, Landlord hereby conditionally excuses Tenant from the payment of basic rent for the first two (2) lease months of the term of this lease; provided, however, Tenant does not commit a default hereunder at any time during the term of this lease, which default continues beyond the expiration of any applicable cure period. Should Tenant at any time during the term be in default hereunder beyond the expiration of any applicable cure periods, then the total sum of such basic rent so conditionally excused shall become immediately due and payable by Tenant to Landlord. If at the expiration of the term of this lease Tenant has not committed a default hereunder, which has continued beyond the expiration of any applicable cure periods, Landlord shall waive any payment of basic rent so conditionally excused. Landlord and Tenant agree that no portion of the basic rent paid by Tenant during the portion of the term of this lease occurring after the expiration of any period during which such rent was abated shall be allocated, for income tax purposes, by Landlord or Tenant to such rent abatement period, nor is such rent intended by the parties to be allocable, for income tax purposes, to any abatement period.

     IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this lease on the date first above written.

Landlord:                               Tenant:
--------                                ------

CALIFORNIA FIRST, LTD.,                 ELECTRONICS PUBLISHING
a Florida limited partnership           RESOURCES, INC.,
                                        a Delaware corporation

By: McCandless Partnership, a           By:___________________________________
    California general partnership,                   (Signature)
    a General Partner
                                           ___________________________________
                                                     (Printed Name)

By:  _______________________________
     Birk S. McCandless, as                ___________________________________
     Trustee under the Birk S.                          (Title)
     McCandless and Mary McCandless
     Inter Vivos Trust Agreement           ___________________________________
     dated February 17, 1982, a                          (Date)
     General Partner

                                   EXHIBIT A

Exhibit A is a map of the property located at 460 Oakmead Parkway, Sunnyvale, California, which graphically depicts the floorplan of the Registrant's leased space. The floorplan consists of sixty two rooms. Fourteen of the rooms are labeled as follows: "Open Office," "Stor.," "Lunch Room," "Comp. Room," "File Room," "Stor," "Phone Room," "Storage," "Conference Room," "Conference Room," "Copy Room," "Conference Room," "Lobby" and "Lunch Room."

                                   EXHIBIT B

Exhibit B is an architectural blueprint for 460-464 Oakmead Parkway, Sunnyvale, California. The blueprint describes the dimensions of the building and the outdoor parking areas.

                             WORK LETTER AGREEMENT
                           EXISTING SPACE - TURNKEY

CONSTRUCTION                                                           EXHIBIT C
--------------------------------------------------------------------------------

          THIS WORK LETTER AGREEMENT (hereinafter "Exhibit C") is attached to and forms a part of that certain lease ("Lease") by and between CALIFORNIA FIRST, LTD., a Florida limited partnership ("Landlord"), and ELECTRONIC PUBLISHING RESOURCES, INC., a Delaware corporation ("Tenant"), pursuant to which Landlord leases to Tenant those certain premises located at 460 Oakmead Parkway, Sunnyvale, California and consisting of approximately nine thousand one hundred fifty-nine (9,159) square feet ("Premises"). All capitalized terms used herein shall have the meaning ascribed to them in the Lease unless otherwise defined below. The Premises shall be improved in accordance with the following:

     1.   Existing Improvements:
          ---------------------

          Tenant accepts the Premises in their existing condition and the improvements constructed therewith, and Tenant hereby approves the same as installed, subject only to such changes as may subsequently be agreed upon by Landlord and Tenant. Such improvements are hereafter called "Existing Improvements".

     2.   Tenant Improvements:
          -------------------

          As used herein, "Tenant Improvements" shall include those items and specifications shown on the Final Construction Drawings prepared in accordance with paragraph 3 below, including those specifications (as appropriate) set forth and described in Exhibit C-1, attached hereto, exclusive of Existing Improvements. Landlord shall construct Tenant Improvements in accordance with the Final Construction Drawings, Exhibit C-1 and the provisions of this Exhibit
C. Unless otherwise specifically agreed to by Landlord in writing, the installation, wiring, maintenance and removal of furniture partition systems, telephone and other communication systems, data cabling, alarm and/or security systems and any other systems not specifically set forth on the Final Construction Drawings, and all cost and expense associated therewith, shall be the sole responsibility of Tenant, and Tenant shall be entitled to enter the Premises prior to the commencement of the lease term only for the purpose of installing said systems; provided that Tenant cooperates with and coordinates its work with Landlord's General Contractor and Tenant's work shall not interfere with construction of the Tenant Improvements by Landlord's General Contractor. In connection with the construction and installation of the Tenant Improvements, Landlord or Landlord's general contractor shall have no obligation to move any of Tenant's property located in or about the Premises including, but not limited to, furniture, inventory and trade fixtures, at the time of such construction and installation. If at the time of construction and installation of the Tenant Improvements Tenant has property located in or about the Premises that inhibits or prevents in any way the construction and installation of the Tenant Improvements, Tenant shall immediately, upon receipt of notification therefore from Landlord or Landlord's general contractor, at Tenant's sole cost and expense, move such property to another location within the Premises or, upon receipt of Landlord's prior approval, to another location within the Project designated by Landlord in Landlord's sole discretion;

Tenant's failure to immediately move such property upon receipt of notification therefore from Landlord or Landlord's general contractor shall be deemed a Tenant caused delay subject to the provisions of paragraph 6 of this Exhibit C. If at the time of construction and installation of the Tenant Improvements Tenant has property located in or about the Premises, Landlord and Landlord's general contractor shall incur no liability to Tenant or any other party in the event such property is damaged, destroyed or stolen during the construction and installation of the Tenant Improvements.

     3.   Tenant Improvement Design Schedule:
          ----------------------------------

          The plans and specifications for the Tenant Improvements and any other improvements shall be completed in accordance with the following:

          (a) Tenant shall approve preliminary floor plan layouts ("Preliminary Floor Plans") prepared by Landlord by Completed. The Preliminary Floor Plans shall show all walls, doors, and other Tenant Improvements as desired by Tenant in sufficient detail for Landlord's architect to prepare architectural construction drawings and related documents "Architectural Construction Documents").

          (b) Between Completed and Completed, Landlord's architect and Tenant's representative shall meet as needed to review and complete the final details related to the Preliminary Floor Plans, so that on Completed, 1994 the Architectural Construction Documents are subject only to minor changes.

          (c) No later than Completed, Tenant shall have made the decisions required and supplied to Landlord the information necessary for Landlord's architect to complete the Architectural Construction Documents in enough detail for Landlord's general contractor to bid the work, select subcontractors and to proceed toward the design of electrical, mechanical and any other requirements not included on the Architectural Construction Documents. Upon Landlord's general contractor's selection of subcontractors, Landlord's general contractor and subcontractors shall prepare design specifications outlining in reasonable detail electrical, mechanical and any other requirements not included on the Architectural Construction Documents ("Electrical and Mechanical Drawings").

          (d) Upon completion of the Architectural Construction Documents, Tenant shall approve the same subject to changes, deletions or additions as provided in paragraphs 4 and 5 of this Exhibit C.

          (e) Upon completion of the Electrical and Mechanical Drawings, Landlord or Landlord's general contractor shall submit the Architectural Construction Documents and Electrical and Mechanical Drawings (collectively the "City Ready Plans") to the City to obtain a building permit.

          (f) Tenant shall have decided upon color and material specifications by April 7, 1994.

          (g) As used herein, "Final Construction Drawings" shall include the City Ready Plans, as approved by the City, and any subsequent additions, deletions or changes to the Tenant Improvements permitted or required pursuant to paragraphs 4 and 5 of this Exhibit C.

     4.   Changes by Tenant:
          -----------------

          Tenant may request changes, deletions or additions to the Tenant Improvements; provided, however, that the effectiveness of any such requested change, deletion or addition shall be subject to written approval by an authorized representative of Landlord and to obtaining any required governmental permits or other approvals. If any such change, deletion or addition increases the cost of construction and installation of the Tenant Improvements, Tenant shall immediately pay to Landlord the full amount of such increase in the cost of construction and installation of the Tenant Improvements. In no event shall work on any change, deletion or addition requested pursuant to this paragraph 4 commence prior to (i) Landlord and Tenant approving, in writing, such change, deletion or addition, and (ii) Landlord's receipt from Tenant of payment of the full amount of the increase in the cost of construction and installation of the Tenant Improvements.

     5.   Changes by Authority:
          --------------------

          Landlord agrees that if any change, deletion or addition to any of the improvements proposed to be constructed or installed is required by any governmental authority in connection with obtaining any governmental permit or approval, or otherwise, then such change, deletion or addition shall promptly be made at Landlord's expense.

     6.   Delays Caused by Tenant:
          -----------------------

          If the commencement of the term is delayed due in any respect to Tenant's failure to meet the schedule set forth in paragraph 3 above, or due to construction delays related to any changes required by Tenant, or due to any other failures by Tenant to perform its obligations under this Exhibit C or otherwise under the Lease, then any such delays shall be deemed Tenant caused delays for purposes of determining the commencement date of the Lease pursuant to paragraph 2(b) of the Lease.

     7.   Punch List:
          ----------

          Within ten (10) business days after commencement of the term, Tenant shall deliver to Landlord a list of items ("Punch List") that Tenant believes Landlord should complete or correct in order for the Premises to be acceptable. Landlord shall commence to complete or correct the items as soon as possible, except those items that Landlord reasonably contends are not justified. If Tenant does not deliver the Punch List to Landlord within the ten (10) day period, Tenant shall be deemed to have accepted the Premises and approved the construction. Nothing in this paragraph 7 shall delay the commencement of the term or Tenant's obligation to pay rent or to make other payments due Landlord under the Lease.

     8.   Landlord's Responsibility:
          -------------------------

          Landlord, at Landlord's sole cost and expense, shall, prior to September 30, 1994, install a new roof on the building in which the Premises is located and strip, repair and seal the parking lot. Landlord hereby warrants that the new roof on the building in which the Premises are located shall be free from defects for a period of twelve (12) months following completion thereof. Landlord, at Landlord's cost, shall be responsible for any required code upgrades (including seismic reinforcements) to the Premises which are required to be made by governmental authority, and all alterations required pursuant to the Americans With Disabilities Act or CFR Title 24, which are not caused by or the result of Tenant's specific use or alteration of the Premises.

     9.   Attachments:
          -----------

          All references in the Lease to Exhibit C shall be deemed to also include Exhibits C-1 and C-________.

                                   EXHIBIT D

Exhibit D is a graphical depiction of the space located at 462 Oakmead Parkway, Sunnyvale, California consisting of approximately six thousand two hundred and fifty square feet. The depiction consists of three connected areas, labeled "#460," "#462" and "#464." The area labeled "#462" is captioned "Expansion Space."

                                   EXHIBIT E

Exhibit E is a graphical depiction of the space located at 464 Oakmead Parkway, Sunnyvale, California consisting of approximately thirteen thousand nine hundred fifty-nine square feet. The depiction consists of three areas labeled "#460," "#462," and "#464." The area labeled "#464" is captioned "RFR SPACE."